Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the post-effective amendment to the Registration Statements on Form S-8 (Registration Nos. 333-137692, 333-150423 and 333-173184) of our report dated November 7, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in QUALCOMM Incorporated's Annual Report on Form 10-K for the year ended September 30, 2012.

/s/ PricewaterhouseCoopers LLP
San Diego, California
July 24, 2013